EXHIBIT 21.1
Subsidiaries
Domestic Subsidiaries

Jurisdiction of
Entity Name	Organization
IPC Information Systems Services, Inc.	Delaware
IPC Information System Holdings USA, Inc.	Delaware
IPC Information System Holdings USA, L.L.C.	Delaware
Gains Acquisition Corp.	Delaware
Gains Asia Acquisition LLC	Delaware
IPC Funding Corp.	Delaware
IPC Information Systems Holdings, Inc.	Delaware
IPC Information Systems Holdings, L.L.C.	Delaware
IPC Information Systems Services, L.L.C.	Delaware
IPC Command Systems, Inc.	New Jersey
Geo911, Inc.	Arizona
V Band Corporation	Delaware
IPC Network Services, Inc	New York
Purple Voice, Inc.	Delaware
HNG Corp.	Delaware
IPC Systems, Inc.	Delaware
Positron Public Safety Systems Corp.	Georgia
Masys Corporation	Minnesota
Westcom Holding Corp.	Delaware
KGM Circuit Solutions, LLC	New York
IPC Information Systems Far East, Inc.	Delaware
IPC Westcom, LLC	New York
IPC Tradelines, LLC	New York

Foreign Subsidiaries

Entity Name	Jurisdiction of Organization
TSW Netherlands Holdings C.V.	Netherlands
TSW Netherlands BV	Netherlands
IPC Information Systems (Hong Kong) Limited	Hong Kong
IPC Network Services Asia Ltd.	Hong Kong
IPC Network Services (Hong Kong) Ltd.	Hong Kong
IPC Information Systems Hong Kong Holdings Ltd.	Hong Kong
IPC NS UK SPC Limited	England and Wales
IPC Network Services Limited	England and Wales
IPC Information Systems UK Holdings Limited	England and Wales
IPC Information Systems Canada, Inc.	Canada
IPC UK Holdings Ltd.	England and Wales
IPC Network Services UK Holdings Limited	England and Wales
IPC UK SPC Ltd.	England and Wales
IPC Information Systems	England and Wales
Purple Voice, Ltd.	England and Wales
Purple Voice Holdings, Ltd.	England and Wales
V Band Limited	England and Wales
IPC Information Systems (Singapore) Pte. Ltd.	Singapore
IPC Network Services (Singapore) Ltd.	Singapore
IPC Information Systems (Australia) Pty. Ltd.	Australia
IPC Network Services (Australia) Pty. Ltd.	Australia
IPC Information Systems (Malaysia) Sdn. Bhd.	Malaysia
IPC Information Systems (Japan) K.K.	Japan
PT. IPC Information Systems Indonesia	Indonesia
IPC Information Systems Shanghai Ltd.	China
IPC Information Systems GmbH	Germany
IPC Information Systems France S. A. R. L.	France
IPC Information Systems S.R.L.	Italy

Entity Name	Jurisdiction of Organization
TSW Command Systems Inc.	Canada
Positron Public Safety Systems, Inc.	Canada
GeoMobile, Inc.	Canada
IPC Network Services Japan, K.K.	Japan
IPC Network Services EMEA Limited	England and Wales
Westcom Telecom Singapore Pte. Ltd.	Singapore
Westcom Europe Limited	United Kingdom
Westcom Hong Kong Limited	Hong Kong
Lexar UK Limited	United Kingdom
Westcom Dedicated Private Lines Limited	United Kingdom
IPC Network Services Canada ULC	Nova Scotia